Exhibit 99.1

RingCentral Announces Third Quarter 2018 Results

Total Revenue up 33%

Mid-market and Enterprise ARR up 75%

Enterprise ARR up over 100%

Belmont, Calif. – November 5, 2018 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications and collaboration solutions, today announced financial results for the third quarter ended September 30, 2018.

Third Quarter Financial Highlights

•	Software subscriptions revenue increased 32% year over year to $158 million.

•	Total revenue increased 33% year over year to $174 million.

•	RingCentral Office® ARR increased 36% year over year to $592 million.

•	Annualized Exit Monthly Recurring Subscriptions (ARR) increased 31% year over year to $674 million.

•	Mid-market and Enterprise ARR increased 75% year over year to $270 million.

•	Enterprise ARR increased over 100% year over year to $146 million.

“Third quarter results were excellent. Our mid-market and enterprise businesses continue to lead the way supported by momentum from our channel partners.” said Vlad Shmunis, RingCentral’s founder, chairman and CEO. “With our relentless focus on innovation, through R&D investments and strategic acquisitions, we continue to expand our product portfolio and extend our lead in cloud communications. We believe we are well positioned to achieve our goal of exceeding $1 billion in revenue in 2020.”

New Accounting Standard

The Company adopted the new standard related to revenue recognition (Topic 606) effective January 1, 2018. The financial information in this press release is prepared in accordance with Topic 606, and the comparison period amounts used to calculate growth rates are based on amounts that have been adjusted from previously reported amounts to conform to the requirements of Topic 606.

Financial Results for the Third Quarter 2018

•

Revenue and Gross Margin: Total revenue was $174 million for the third quarter of 2018, up from $130 million in the third quarter of 2017, representing 33% growth. Total GAAP gross margin was 77.4% for the third quarter of 2018, up 1.0 points compared to 76.4% in the third quarter of 2017.

•

Operating Margin: GAAP operating margin was (4.0%), compared to (0.2%) in the year ago quarter, primarily driven by higher stock-based compensation and acquisition related expenses. Non-GAAP operating margin was 8.2%, compared to 8.3% in the year ago period.

•

Net Income (Loss) Per Share: GAAP net loss per share was ($0.12) for the third quarter of 2018 compared with breakeven for the third quarter of 2017, primarily driven by higher stock-based compensation, amortization of debt discount and issuance costs, and acquisition related expenses. Non-GAAP net income per diluted share was $0.19 for the third quarter of 2018, compared with $0.13 per diluted share for the third quarter of 2017.

•	Balance Sheet: Total cash and cash equivalents at the end of the third quarter of 2018 was $577 million, up from $567 million at the end of the second quarter of 2018.

Recent Highlights

•

Announced that RingCentral closed the acquisition of Dimelo, a leading cloud-based digital customer engagement platform. Dimelo enables enterprises to manage all of their digital customer interactions through a single platform. Dimelo is deployed by leading global organizations such as Allianz, AXA, BNP Paribas, ENGIE, Orange, and Telenor, spanning multiple industries including telecom, financial services, insurance and retail.

•

Announced that AT&T and RingCentral extended their relationship to provide cloud-based communications services to more businesses by entering into an agreement under which AT&T will resell RingCentral solutions to its customers. AT&T Office@Hand, based on the global RingCentral Office® platform, allows employees to work virtually anywhere and enhance their ability to connect with their customers. AT&T plans to sell the solution through direct and indirect sales channels to enterprises and to vertical sectors like financial services, healthcare and government.

•

Announced that BT enhanced and extended its Cloud Phone solution – which is hosted by RingCentral – to meet the needs of medium and large enterprise customers. The mobile-first solution, which has been rebranded as BT Cloud Work, provides the key communications capabilities enterprises need to engage customers, drive greater workforce productivity, and enhance mobility.

Financial Outlook

Full Year 2018 Guidance:

•	Raising software subscriptions revenue range to $606 to $608 million, representing annual growth of 30% to 31%. This is up from our prior range of $595 to $600 million and annual growth of 28% to 29%.

•	Raising total revenue range to $664 to $667 million, representing annual growth of 32%. This is up from our prior range of $649 to $656 million and annual growth of 29% to 30%.

•	Raising GAAP operating margin range of (3.1%) to (2.8%), up from the prior range of (3.5%) to (2.9%).

•	Raising non-GAAP operating margin to 8.4%, up from the prior range of 8.2% to 8.4%.

•	Raising non-GAAP EPS range to $0.71 to $0.73 based on 86.0 million fully diluted shares. This is up from our prior range of $0.66 to $0.70.

Fourth Quarter 2018 Guidance:

•	Software subscriptions revenue range of $165 to $167 million, representing annual growth of 27% to 28%

•	Total revenue range of $179 to $182 million, representing annual growth of 27% to 29%

•	GAAP operating margin range of (4.1%) and (3.1%)

•	Non-GAAP operating margin range of 7.9% and 8.1%

•	Non-GAAP EPS range of $0.17 to $0.19 based on 87.0 million fully diluted shares

For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to GAAP EPS because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), which could be a significant reconciling item between the non-GAAP and respective GAAP measure. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the US Dollar, which is difficult to predict and subject to constant change. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Details:

•	What: RingCentral financial results for the third quarter of 2018 and outlook for the fourth quarter and full year of 2018.

•	When: Monday, November 5, 2018 at 2:00PM PT (5:00PM ET).

•

Dial-in: To access the call in the United States, please dial (877) 705-6003, and for international callers, dial (201) 493-6725. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•

Replay: Following the completion of the call through 11:59 PM ET on November 12, 2018, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13684259.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com/.

About RingCentral

RingCentral, Inc. (NYSE: RNG) is a leading provider of global enterprise cloud communications and collaboration solutions. More flexible and cost-effective than legacy on-premises systems, RingCentral empowers today’s mobile and distributed workforce to communicate, collaborate, and connect from anywhere, on any device. RingCentral unifies voice, video, team messaging and collaboration, conferencing, online meetings, and integrated contact center solutions. RingCentral’s open platform integrates with leading business apps and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.

©2018 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Office and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, our revenue growth and our expectation of exceeding $1 billion in revenue in 2020, our strength in the mid-market and enterprise segments and our channel partner momentum, the expected expansion of our product portfolio through our research and development investments and strategic acquisitions, the success of our reseller arrangement with AT&T, the extension of our lead in cloud communications, and our market opportunity. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended June 30, 2018, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP operating income (loss), Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share. Non-GAAP software subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP operating income (loss) is defined as operating income (loss) excluding share-based compensation, amortization of acquisition intangibles, and acquisition related matters including transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, as well as changes in the fair value of contingent consideration obligations. Non-GAAP operating margin is defined as Non-GAAP operating income (loss) divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation, intercompany remeasurement gains or losses, acquisition related matters, amortization of acquisition intangibles, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, and the related income tax effect of these adjustments.

Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

We have included Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share provide useful measure for period-to-period comparisons of our business.

Although Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share, are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.

Other Measures

Our reported results also include our annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, mid-market and enterprise and enterprise annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all recurring charges in effect at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers with 50 seats or more are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in monthly recurring revenue are included. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:

Paul Thomas, RingCentral

(650) 458-4462

Paul.Thomas@RingCentral.com

Media Contact:

Jennifer Caukin, RingCentral

(650) 561-6348

Jennifer.Caukin@ringcentral.com

TABLE 1

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2018	December 31, 2017
		*As Adjusted
Assets
Current assets
Cash and cash equivalents	$577,283	$181,192
Accounts receivable, net	74,183	46,690
Deferred sales commission costs	20,869	15,424
Prepaid expenses and other current assets	29,823	21,512

Total current assets	702,158	264,818
Property and equipment, net	60,200	43,298
Deferred sales commission costs, noncurrent	50,263	37,871
Goodwill	9,393	9,393
Acquired intangibles, net	8,366	1,462
Other assets	11,463	2,972

Total assets	$841,843	$359,814

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,017	$7,322
Accrued liabilities	85,714	54,977
Current portion of capital lease obligation	943	—
Deferred revenue	80,024	62,917

Total current liabilities	172,698	125,216
Convertible senior notes, net	361,637	—
Capital lease obligation	2,829	—
Other long-term liabilities	5,232	6,252

Total liabilities	542,396	131,468
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	526,891	434,840
Accumulated other comprehensive income	2,573	2,998
Accumulated deficit	(230,025)	(209,500)

Total stockholders’ equity	$299,447	$228,346

Total liabilities and stockholders’ equity	$841,843	$359,814

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on January 1, 2018.

TABLE 2

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Revenues
Software subscriptions	$158,068	$119,916	$440,987	$334,942
Other	15,757	10,363	44,013	27,490

Total revenues	173,825	130,279	485,000	362,432

Cost of revenues
Software subscriptions	27,958	22,912	79,200	64,970
Other	11,316	7,872	33,814	22,681

Total cost of revenues	39,274	30,784	113,014	87,651

Gross profit	134,551	99,495	371,986	274,781
Operating expenses
Research and development	26,347	19,082	73,812	54,786
Sales and marketing	86,279	61,605	237,222	172,231
General and administrative	28,952	19,073	73,984	52,885

Total operating expenses	141,578	99,760	385,018	279,902

Loss from operations	(7,027)	(265)	(13,032)	(5,121)
Other income (expense), net
Interest expense	(4,916)	(6)	(11,163)	(94)
Other income, net	2,533	613	3,944	1,313

Other income (expense), net	(2,383)	607	(7,219)	1,219

(Loss) income before income taxes	(9,410)	342	(20,251)	(3,902)
Provision for income taxes	108	73	274	181

Net (loss) income	$(9,518)	$269	$(20,525)	$(4,083)

Net (loss) income per common share
Basic	$(0.12)	$0.00	$(0.26)	$(0.05)

Diluted	$(0.12)	$0.00	$(0.26)	$(0.05)

Weighted-average number of shares used in computing net (loss) income per share
Basic	79,903	76,915	79,116	75,815

Diluted	79,903	83,109	79,116	75,815

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on January 1, 2018.

TABLE 3

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine months ended September 30,
	2018	2017
		*As Adjusted
Cash flows from operating activities
Net loss	$(20,525)	$(4,083)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	17,194	11,929
Share-based compensation	49,379	30,504
Amortization of deferred sales commission costs	13,956	8,874
Amortization of debt discount and issuance costs	11,003	—
Foreign currency remeasurement (gain) loss	657	(700)
Provision for bad debt	2,390	1,508
Deferred income taxes	15	(18)
Other	458	123
Changes in assets and liabilities
Accounts receivable	(29,883)	(11,188)
Deferred sales commission costs	(31,793)	(23,402)
Prepaid expenses and other current assets	(6,256)	(6,872)
Other assets	(406)	1,419
Accounts payable	(1,128)	2,168
Accrued liabilities	27,954	9,426
Deferred revenue	17,107	11,288
Other liabilities	(1,020)	(100)

Net cash provided by operating activities	49,102	30,876

Cash flows from investing activities
Purchases of property and equipment	(17,852)	(15,886)
Capitalized internal-use software	(8,117)	(5,432)
Cash paid for acquisition of intangible assets	(18,470)	—
Restricted investment	—	530

Net cash used in investing activities	(44,439)	(20,788)

Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	449,457	—
Payments for capped call transactions and costs	(49,910)	—
Repurchase of common stock	(15,000)	—
Proceeds from issuance of stock in connection with stock plans	13,632	19,685
Taxes paid related to net share settlement of equity awards	(5,457)	(2,125)
Repayment of debt	—	(14,840)
Repayment of capital lease obligations	(741)	(181)

Net cash provided by financing activities	391,981	2,539

Effect of exchange rate changes	(553)	(676)
Net increase in cash, cash equivalents and restricted cash	396,091	11,951
Cash, cash equivalents and restricted cash
Beginning of period	181,192	160,355

End of period	$577,283	$172,306

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on January 1, 2018.

TABLE 4

RINGCENTRAL, INC.

RECONCILIATION OF OPERATING INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months ended September 30,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Revenues
Software subscriptions	$158,068	$119,916	$440,987	$334,942
Other	15,757	10,363	44,013	27,490

Total revenues	173,825	130,279	485,000	362,432

Cost of revenues reconciliation
GAAP Software subscriptions cost of revenues	27,958	22,912	79,200	64,970
Stock-based compensation	(1,169)	(981)	(3,181)	(2,703)
Amortization of acquisition intangibles	(151)	(151)	(452)	(452)

Non-GAAP Software subscriptions cost of revenues	26,638	21,780	75,567	61,815

GAAP Other cost of revenues	11,316	7,872	33,814	22,681
Stock-based compensation	(146)	(45)	(445)	(118)

Non-GAAP Other cost of revenues	11,170	7,827	33,369	22,563

Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	83.1%	81.8%	82.9%	81.5%
Non-GAAP Other	29.1%	24.5%	24.2%	17.9%
Non-GAAP Gross profit	78.2%	77.3%	77.5%	76.7%
Operating expenses reconciliation
GAAP Research and development	26,347	19,082	73,812	54,786
Stock-based compensation	(4,069)	(2,598)	(11,069)	(6,799)
Acquisition related matters	—	—	—	(443)

Non-GAAP Research and development	22,278	16,484	62,743	47,544

As a % of total revenues non-GAAP	12.8%	12.7%	12.9%	13.1%
GAAP Sales and marketing	86,279	61,605	237,222	172,231
Stock-based compensation	(7,449)	(4,105)	(19,679)	(11,556)
Amortization of acquisition intangibles	(876)	—	(2,891)	(180)

Non-GAAP Sales and marketing	77,954	57,500	214,652	160,495

As a % of total revenues non-GAAP	44.8%	44.1%	44.3%	44.3%
GAAP General and administrative	28,952	19,073	73,984	52,885
Stock-based compensation	(5,682)	(3,213)	(15,005)	(9,328)
Acquisition related matters	(1,742)	—	(1,742)	—

Non-GAAP General and administrative	21,528	15,860	57,237	43,557

As a % of total revenues non-GAAP	12.4%	12.2%	11.8%	12.0%
Income (loss) from operations reconciliation
GAAP loss from operations	(7,027)	(265)	(13,032)	(5,121)
Stock-based compensation	18,515	10,942	49,379	30,504
Amortization of acquisition intangibles	1,027	151	3,343	632
Acquisition related matters	1,742	—	1,742	443

Non-GAAP Income from operations	14,257	10,828	41,432	26,458

Non-GAAP Operating margin	8.2%	8.3%	8.5%	7.3%

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on January 1, 2018.

TABLE 5

RINGCENTRAL, INC.

RECONCILIATION OF NET INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Net Income (loss) reconciliation
GAAP net (loss) income	$(9,518)	$269	$(20,525)	$(4,083)
Stock-based compensation	18,515	10,942	49,379	30,504
Amortization of acquisition intangibles	1,027	151	3,343	632
Acquisition related matters	1,742	—	1,742	443
Amortization of debt discount and issuance costs	4,849	—	11,003	—
Intercompany remeasurement loss (gain)	(149)	(392)	874	(870)
Income tax expense effects **	—	—	—	—

Non-GAAP net income	$16,466	$10,970	$45,816	$26,626

Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net (loss) income per common share:
Weighted average number of shares used in computing basic net (loss) income per share	79,903	76,915	79,116	75,815
Effect of dilutive securities	—	6,194	—	—

GAAP weighted average shares used in computing GAAP diluted net (loss) income per share	79,903	83,109	79,116	75,815
Effect of dilutive securities	6,463	—	6,557	5,784

Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	86,366	83,109	85,673	81,599

Diluted net income (loss) per share
GAAP Net (loss) income per share	$(0.12)	$0.00	$(0.26)	$(0.05)

Non-GAAP Net income per share	$0.19	$0.13	$0.53	$0.33

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on January 1, 2018.

** The non-GAAP adjustments do not have an impact on our income tax provision due to our continued history of non-GAAP losses and full valuation allowance.

TABLE 6

RINGCENTRAL, INC.

RECONCILIATION OF FORECASTED OPERATING MARGIN

GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in millions)

	Q4 2018		FY 2018
	Low Range	High Range	Low Range	High Range
GAAP revenues	179.0	182.0	664.0	667.0

GAAP loss from operations	(7.4)	(5.7)	(20.4)	(18.7)
GAAP operating margin	(4.1%)	(3.1%)	(3.1%)	(2.8%)
Stock-based compensation	19.8	18.8	69.2	68.2
Amortization of acquisition intangibles and acquisition related matters	1.7	1.6	6.8	6.7

Non-GAAP income from operations	$14.1	$14.7	$55.6	$56.2
Non-GAAP operating margin	7.9%	8.1%	8.4%	8.4%